                               EXHIBIT (10)(c)(2)

                              75-101 FEDERAL STREET

                          Boston, Massachusetts  02110

                                  RETAIL LEASE


                        Tenant: The Hibernia Savings Bank







12.17.
14384-113
HEWI/GZ2
11/3/88
11/15/88
12/8/88
12/15/88
12/22/88

                              75-101 FEDERAL STREET
                          BOSTON, MASSACHUSETTS  02110
                                  RETAIL LEASE


                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.   BASIC DATA                                                                1

2.   LEASE OF PREMISES; TERM                                                   2

3.   POSSESSION                                                                3

4.   BASE RENT                                                                 3

5.   ADDITIONAL RENT                                                           3

     A.   Definitions                                                          4
          Base Operating Expenses                                              4
          Calendar Year                                                        4
          Tenant's Proportionate Share                                         4
          Taxes                                                                4
          Operating Expenses                                                   5
     B.   Expense Adjustment                                                   6

6.   USE OF PREMISES                                                           9

7.   CONDITION OF PREMISES                                                    10

8.   SERVICES                                                                 10

     A.   List of Services                                                    10
     B.   Utilities                                                           11
     C.   Interruption for Services                                           11
     D.   Charges for Services                                                11
     E.   Energy Conservation                                                 12

9.   REPAIRS AND MAINTENANCE                                                  12

10.  ADDITIONS AND ALTERATIONS                                                12

11.  COVENANT AGAINST LIENS                                                   13

12.  INSURANCE                                                                14

     A.   Waiver of Subrogation                                               14
     B.   Coverage                                                            14
     C.   Loss of Coverage; Rate Increases                                    15

13.  FIRE OR CASUALTY                                                         15

14.  WAIVER OF CLAIMS - INDEMNIFICATION                                       17

15.  NONWAIVER                                                                17

16.  CONDEMNATION                                                             17

17.  ASSIGNMENT AND SUBLETTING                                                18

18.  SURRENDER OF POSSESSION                                                  19

19.  HOLDING OVER                                                             20

20.  ESTOPPEL CERTIFICATE                                                     20

21.  SUBORDINATION                                                            21

22.  CERTAIN RIGHTS RESERVED BY LANDLORD                                      21

23.  RULES AND REGULATIONS                                                    23

24.  REMEDIES UPON DEFAULT                                                    23

25.  REIMBURSEMENT OF LANDLORD'S EXPENSES                                     25

26.  COVENANT OF QUIET ENJOYMENT                                              25

27.  ENERGY CONSERVATION                                                      25

28.  REAL ESTATE BROKER                                                       25

29.  NONDISCRIMINATION                                                        26

30.  NOTICE TO MORTGAGEE AND GROUND LESSOR                                    26

31.  ASSIGNMENT OF RENTS                                                      26

32.  PERSONAL PROPERTY TAXES                                                  27

33.  MISCELLANEOUS                                                            27

     A.   Rights Cumulative                                                   27
     B.   Interest                                                            27
     C.   Terms                                                               27
     D.   Binding Effect                                                      27
     E.   Lease Contains All Terms                                            27
     F.   Delivery for Examination                                            27
     C.   No Air Rights                                                       27
     H.   Modification of Lease                                               28
     I.   Substitution of Other Premises                                      28
     J.   Transfer of Landlord's Interest                                     28

     K.   Landlord's Title                                                    28
     L.   Prohibition Against Recording                                       28
     M.   Captions                                                            28
     N.   Covenants and Conditions                                            28
     0.   Only Landlord/Tenant Relationship                                   28
     P.   Decoration and Signs                                                29
     Q.   Definition of Landlord                                              29
     R.   Time of Essence                                                     29
     S.   Governing Law                                                       29
     T.   Partial Invalidity                                                  29
     U.   Size of Premises                                                    29

34.  NOTICES                                                                  30

35.  LIMITATION ON LANDLORD'S LIABILITY                                       30

36.  LANDLORD'S DESIGNATED AGENT                                              31

37.  COMMENCEMENT AND TERMINATION DATES                                       31

38.  CONSTRUCTION ON ADJACENT PREMISES                                        31

39.  TENANT AS BUSINESS ENTITY                                                32

     Exhibit A.     Plan of Premises
     Exhibit B.     Work Letter                                              B-1
     Exhibit C.     Rules and Regulations                                    C-1
     Exhibit D.     Base Building Core and Shell - Retail                    D-l
     Exhibit E.     Measurement Standards                                    E-l
     Exhibit F.                                                              F-l
     Exhibit G.     Sign Criteria                                            G-1
     Exhibit H.     Security Program                                         H-1

                                  RETAIL LEASE

     THIS INSTRUMENT is an Agreement of Lease in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space (hereinafter referred to as the "Premises") located in the buildings at 75-101 Federal Street, Boston, Massachusetts 02110 subject to the covenants, terms, provisions and conditions of this Lease.

     For value received, Landlord and Tenant covenant and agree as follows:

1.   BASIC DATA.

     The following sets forth basic data and, where appropriate, constitutes definitions of the terms hereinafter listed.

Date:                         As of December 22, 1988

Landlord:                     Franklin Federal Partners, a Massachusetts general
                              partnership

Present Mailing Address       75 Federal Street
of Landlord:                  Boston, MA  02110

Tenant:                       The Hibernia Savings Bank

Present Mailing Address       731 Hancock Street
of Tenant:                    Quincy, MA 02170

Tenant's Trade Name:          The Hibernia Savings Bank

Tenant's Approvals:           Tenant will, on or before December 15, 1988, apply
                              to the appropriate regulatory authorities for consent to operate retail banking facilities at the Premises (the Approvals"). If Tenant has not received the Approvals on or before February 15, 1989 Tenant may, by notice given to Landlord on or before such date, terminate this Lease and all obligations of the parties hereunder shall terminate except that Tenant, as a continuing obligation hereunder, shall pay all amounts paid by Landlord in connection with the performance of Finish Work or otherwise authorized hereunder accruing on or before the date of Landlord's receipt of Tenant's notice of termination, plus
                              Landlord's cost of demolition of Finish Work installed by Tenant in the Premises. While
                              Tenant's right to terminate under this provision continues, Landlord shall have the right to show the space at reasonable times to prospective alternative tenants.

Commencement Date:            Subject to Paragraph 37 hereof, December 15, 1988
                              or the earlier date on which Tenant takes occupancy (for purposes other than early access as described in the Work Letter (the "Work Letter") attached hereto as Exhibit B) of the Premises or any portion thereof.

Opening Date:                 June 15, 1989

Termination Date:             Subject to Paragraph 37 hereof, April 30, 1999
                              unless sooner terminated as provided in this Lease.

Extension Terms:              See Paragraph 2.1

Base Rent:                    Commencement Date - April 30, 1990: $50.00 per
                              square foot of Total Rentable Area on an annual basis

                              May 1, 1990    --   April 30, 1991:     $51.00
                              May 1, 1991    --   April 30, 1992:     $52.00
                              May 1, 1992    --   April 30, 1993:     $53.00
                              May 1, 1993    --   April 30, 1994:     $54.00
                              May 1, 1994    --   April 30, 1995:     $66.00
                              May 1, 1995    --   April 30, 1996:     $67.00
                              May 1, 1996    --   April 30, 1997:     $68.00
                              May 1, 1997    --   April 30, 1998:     $69.00
                              May 1, 1998    --   April 30, 1999:     $70.00

                              No Base Rent or Additional Rent shall be due or payable until the earlier of April 15, 1989 or the date 90 days after Tenant shall receive the Approvals to operate banking facilities in the Premises.

                              Base Rent during any Extension Term shall be in the amount determined under Paragraphs 4.1 and 4.2.

Landlord's Contribution to
Finish Work Costs:            Landlord shall contribute up to $50.00 per square
                              foot of Total Rentable Area of the Premises for the cost of Finish Work actually installed in the Premises in accordance with Working Drawings approved pursuant to Exhibit B upon presentation to Landlord of invoices therefor. If the costs of Finish Work actually installed pursuant to Working
                              Drawings approved in accordance with Exhibit B shall exceed $110.00 per square foot of Total
                              Rentable Area and provided Landlord shall, in its reasonable judgment, have approved the budget for all Finish Work installed and to be installed in the Premises, Landlord shall contribute up to $10.00 per square foot of Total Rentable Area of the Premises of such excess cost for Finish Work actually installed in the Premises upon presentation to Landlord of invoices therefor.

Percentage Rent Rate:         N/A

Percentage Rent Breakpoint:   N/A

Percentage Rent Periods:

Use: Retail banking use, including customary uses ancillary to such use, including automatic teller machines installed in accordance with plans therefore approved by Landlord pursuant to the provisions of this Lease.

Hours of Operation:           Subject to contrary requirements of applicable
                              laws, Tenant's Hours of Operation shall be from 9:00 a.m. to 4:00 p.m. on Mondays through Fridays, except holidays. Tenant may, at its option and provided that such hours are customary for retail banking facilities similar to Tenant's facilities at the Premises, open the Premises for business at any time between 8:00 a.m. and 8:00 p.m. on weekdays and 8:00 a.m. and 3:00 p.m. on Saturdays.

Premises:                     That portion of the Building (as defined in
                              Paragraph 2) designated on the plan attached hereto as Exhibit A and containing 2060 square feet of Total Rentable Area, as such number may be adjusted pursuant to Paragraph 33U.

Lease Year:                   A year beginning on the Commencement Date or an
                              anniversary thereof.

Security Program:             Landlord acknowledges that Tenant's Use of the
                              Premises requires a special Security Program for the Premises (the "Security Program"). The initial
                              Security Program is attached to the Lease as Exhibit H. Landlord and Tenant shall reasonably agree from time to time on the terms of any appropriate amendments to the Security Program.
                              The Security Program in effect from time to time shall govern matters affecting the security of the Premises including, without limitation, access to the Premises for maintenance and repairs.

Guarantor of Tenant's
Obligations:                  N/A

Security Deposit:             N/A

Broker:                       The Gifford Group

2.   LEASE OF PREMISES; TERM.

     To have and to hold the Premises for the term commencing on the Commencement Date and ending on the Termination Date, and the right to use the Common Areas (as hereinafter defined) during such term in common with others entitled thereto. The Common Areas are those portions of the Property (as hereinafter defined) not leased to any tenant, but available from time to time for the benefit of the Property and its tenants, such as landscaped areas, the ground floor lobby and any elevator lobbies on floors on which the Premises are located together with space occupied by others, pedestrian walkways, common restrooms, service areas and the like. Excepted and excluded from the Premises are the roof or ceiling, the floor and all perimeter walls of the Premises, except the inner surfaces thereof, but the entry doors to the Premises are not excluded from the Premises and are a part thereof for all purposes; and Tenant agrees that Landlord shall have the right (upon notice except in emergency) and at the Landlord's expense to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) utility lines, pipes and the like, to serve premises other than the Premises, and to replace and maintain and repair such utility lines, pipes and the like, in, over and upon the Premises. The Property includes the land (the "Land") and improvements known as 75 and 101 Federal Street, Boston, Massachusetts 02110, including without limitation the buildings thereon including pedestrian walkways, including space leased and available for lease from time to time to office tenants ("Office Space") and retail and/or service tenants ("Retail Space"), parking garage (the "Garage"), the lobbies, services areas and all other common areas, together with all present and future easements additions, improvements and other rights appurtenant thereto (the "Building"). The Property is comprised of the land and building known as and numbered 75 Federal Street, Boston ("75 Federal") and the land and building known as and numbered 101 Federal Street ("101 Federal"). The Term of this Lease (hereinafter referred to as the "Term") shall commence on the Commencement Date specified in Paragraph 1 hereof and end on the Termination Date specified in Paragraph 1 hereof unless sooner terminated as provided herein

     2.1  EXTENSION TERMS

     Tenant shall have the option to extend the term for two (2) five-year extension terms (the "Extension Terms") as set forth herein. Tenant shall have the option so to extend the Term only if (i) Tenant is not in default hereunder (including the expiration of any applicable grace periods) at the time Tenant elects to extend the Term, and (ii) Tenant is not in default hereunder at the time the Term would expire but for such extension (including the expiration of any applicable grace periods). Any extension of the Term shall be applicable to the entire Premises. If Tenant fails to exercise its option for an Extension Term, Tenant shall have no further rights under this Paragraph 2.1. Tenant's election shall be exercised, and Base Rent for each Extension Term determined, in accordance with Paragraph 4.1. During the Extension Terms, if any, all provisions of this Lease shall apply except that Tenant shall have no more than two five-year Extension Terms.

3.   POSSESSION.

     A. If Landlord's Work (as defined in Paragraph 37) in the Premises shall not be substantially completed on the Commencement Date or if Landlord is unable to deliver possession on such date by reason of the holding over or retention of possession by any tenant or occupant, or for any other reason, this Lease shall nevertheless continue in force and effect. The obligation of Tenant to begin paying Rent shall commence in accordance with Insert Page 1A. Landlord's Work shall be substantially complete if only insubstantial details of construction or mechanical adjustments remain to be done. Landlord's architect shall determine whether Landlord's Work is substantially completed and such determination shall be final and conclusive on Tenant.

     B. If Tenant shall enter the Premises or any part thereof prior to the Commencement Date (which Tenant may not do without Landlord's prior written consent which shall not be unreasonably withheld or delayed), such entry shall be at Tenant's sole risk and without interference to the work then being performed in the Building by Landlord or other tenants or occupants, and all of the covenants and conditions of this Lease shall be binding upon the parties hereto with respect to such whole or part of the Premises.

     C. Except as set forth in Paragraph 37 hereof, the occurrence of any of the events described in this Paragraph 3 shall not be deemed to accelerate or defer the Termination Date.

4.   BASE RENT.

     Tenant shall pay to Landlord or Landlord's agent without notice or demand at the present mailing address of Landlord, or at such other place as Landlord may from time to time designate in writing, in coin or currency which, at the time of payment, is legal tender for private or public debts in the United States of America, the Base Rent specified in Paragraph 1 (subject to Paragraph
33U) hereof in the equal monthly installments (subject to Paragraph 33U) hereof in advance on or before the first day of each and every month during the Term, without any abatement, counterclaim, set-off or deduction whatsoever. If the Term commences other than on the first day of a month or ends other than on the last day of the month, the Base Rent for such month shall be prorated. The prorated Base Rent for the portion of the month in which the Term commences shall be paid on the first day of the first full month during the Term.

     4.1  BASE RENT - EXTENSION TERMS

     During the first Extension Term under Paragraph 2.1 (if validly exercised), Tenant shall pay Base Rent equal to 95 percent of the then applicable Fair
Market Rent for the Premises.   During the second Extension Term under Paragraph
2.1 (if validly exercised), Tenant shall pay Base Rent equal to 95 percent of
the then applicable Fair Market Rent for the Premises.   In computing the Fair
Market Rent for the Extension Terms, the annual fair market rent per square foot shall be ascertained for a five-year term commencing on the date the Extension Term in question commences ("the Extension Date") under the terms of this Lease for comparable ground floor retail premises appropriate for retail banking use in high-rise office complexes in the financial district of Boston, Massachusetts, as though such space were in the condition then obtaining in the Premises or in such better condition as the same are required to be maintained hereunder by Tenant (it is being understood that it is not possible to maintain
the Premises in new condition).   Fair Market Rent shall not include charges
that are paid by Tenant as additional rent under this Lease and shall take into account the services required to be rendered by Landlord and Tenant's obligations to pay Expense Adjustment Amounts.

          The Fair Market Rent for any Extension Term shall be determined, and notice of extension given, as follows:

          (a) If Tenant wishes to consider exercising any extension option under Paragraph 2.1, Tenant shall so notify Landlord no less than 19 months prior to the date the Term is then scheduled to expire. Failure timely to send a notice under this paragraph (a) shall constitute a waiver of Tenant's right to receive Landlord's estimate of Fair Market Rent under paragraph (b) but shall not affect Tenant's right to extend the Term pursuant to paragraph (c) below.

          (b) Landlord in response shall furnish Tenant Landlord's estimate of Fair Market Rent within three months after Landlord's receipt of such notice.

          (c) On or before the first day of the twelfth remaining calendar month in the Term (calculated without regard to any future extension), Tenant may exercise Tenant's extension option hereunder by giving Landlord notice to such effect. Such notice shall specify, in addition to Tenant's exercise of the option, whether Tenant accepts Landlord's estimate of the Fair Market Rent (in which case the parties shall execute an agreement specifying the agreed Base Rent hereunder for the Extension Term and acknowledging the extension of the
Term), or whether Tenant disputes such estimate. If Landlord has not supplied such an estimate, then the parties shall proceed as though such a dispute existed. (Failure timely to send a notice under this paragraph (c) shall constitute an election not to exercise Tenant's extension option under Paragraph 2.1). In case of disputes, the matter of the Fair Market Rent promptly shall be submitted to arbitration in accordance with Paragraph 4.2.

     4.2  FAIR MARKET RENT - ARBITRATION PROCEDURE

     For any period during which the Fair Market Rent is in dispute hereunder, Tenant shall make payments on account of Base Rent at the rate in effect during the last year prior to the period in question and the parties shall adjust over-or for under-payments within ten days after the decision of the arbitrators is announced.

     In the event of a dispute concerning Fair Market Rent, such dispute shall be arbitrated in accordance with the following procedure. Each of Landlord and Tenant, within twenty days after notice by Tenant disputing Landlord's estimate of the Fair Market Rent, shall appoint as an arbitrator an MAI appraiser or a commercial real estate broker, such arbitrator to have at least ten years' experience as an appraiser or broker of downtown Boston office buildings, including high-rise office buildings, and shall give notice of such appointment to the other party. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the other may apply to the Boston Office of the American Arbitration Association ("AAA") for appointment of such arbitrator fifteen (15) days after notice of such failure to Landlord or Tenant, as the case may be, if such arbitrator has not been appointed. The two arbitrators shall, within ten (10) days after appointment of the second arbitrator, appoint a third arbitrator who shall be similarly qualified. If the two arbitrators are unable to agree timely on the selection of the third arbitrator, then either arbitrator on behalf of both may request such appointment from the Boston office of the AAA. The arbitration shall be conducted in accordance with the rules of the AAA insofar as such rules are not inconsistent with the provisions of this Paragraph and paragraph 4.1 (in which case the provisions of this Paragraph and Paragraph 4.1 shall govern), and the arbitrators shall be charged to reach a majority decision in accordance with the standards provided in this Paragraph and paragraph 4.1. The Fair Market Rent shall be in accordance with the arbitrators' decision which may be entered and enforced by either party in any court of competent jurisdiction. The cost of the arbitration (exclusive of each party's witness and attorney fees, which shall be paid by such party) shall be borne equally by the parties. If the AAA shall cease to provide arbitration for commercial disputes in Boston, the second or third arbitrator, as the case may be, shall be appointed by any successor organization providing substantially the same services, and in the absence of such an organization, by a court of competent jurisdiction under the arbitration act of The Commonwealth of Massachusetts.

5.   ADDITIONAL RENT

     In addition to paying the Base Rent specified in Paragraph 4 hereof, Tenant shall pay as "Additional Rent" the amounts determined pursuant to Sub-Paragraphs B and C of this Paragraph 5. The Base Rent and the Additional Rent are sometimes herein collectively referred to as the "Rent". All amounts due under this Paragraph as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent, without any abatement, counterclaim, set-off or deduction whatsoever. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay the Additional

Rent provided for in this Paragraph 5 shall survive the expiration of the Term-For any partial Calendar Year, Tenant shall be obligated to pay only a pro rata share of the Additional Rent, based on the number of days of the Term falling within such Calendar Year.

     A. Definitions. As used in this Paragraph 5, the terms:

          (ii) "Calendar Year" shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires.

          (iii) "Tenant's Proportionate Share" with respect to "Taxes" (as hereinafter defined) for each Calendar Year shall mean the percentage calculated by dividing the Total Rentable Area contained in the Premises by the Total Rentable Area of 101 Federal leased (but not less than 85% of the Total Rentable Area of 101 Federal) as of the first day of the Calendar Year in question. Tenant's Proportionate Share with respect to "Operating Expenses" (as hereinafter defined) for each Calendar Year shall mean the percentage calculated by dividing the Total Rentable Area contained in the Premises by the Total Rentable Area contained in the Building leased (but not less than 85% of the Total Rentable Area of the Building) as of the first day of the Calendar Year in question.

          (iv) "Taxes' shall mean all taxes, assessments, betterments, excises, user fees and similar charges assessed or imposed on 101 Federal for the then current calendar year by any governmental authority (including personal property associated therewith) or impositions or agreed payments in lieu of any of the foregoing, or voluntary payments made in connection with the provision of governmental services or improvements of benefit to 101 Federal. The amount of any special taxes, special assessments and agreed or governmentally imposed "in lieu of tax" or similar charges (including so-called "linkage payments" and other agreed or voluntary payments paid by Landlord) shall be included in Taxes for any year but shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax, special assessment or such charge required to be paid during or with respect to the year in question. Taxes include expenses, including fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reduction or to assure maintenance of Taxes for any year wholly or partially included in the Term, whether or not successful and whether or not such efforts involved filing of actual abatement applications or initiation of formal proceedings. Taxes exclude income taxes of general application and all estate, succession, inheritance and transfer taxes. If at any time during the Term there shall be assessed on Landlord, in addition to or lieu of the whole or any part of the ad valorem tax on real or personal property, a capital levy or other tax on the gross rents or other measures of building operations, or a governmental income, franchise, excise or similar tax assessment, levy, charge or fee measured by or based, in whole or in part, upon building valuation, gross rents or other measures of building operations, or benefits of governmental services furnished to the building, then any and all of such taxes, assessments, levies, charges and fees, to the extent so measured or based, shall be included within the term Taxes, but only to the extent that the same would be payable if 101 Federal were the only property of Landlord.

            (v) "Operating Expenses" shall mean all costs of Landlord in owning, servicing, operating, managing, maintaining, and repairing the Property, and providing services to tenants including, without limitation, the costs of the following: (i) supplies, materials and equipment purchased or rented, total wage and salary costs paid to, and all contract payments made on account of, all persons engaged in the operation, maintenance, security, cleaning and repair of the Property, including Social Security, old age and unemployment taxes and so-called "fringe benefits"): (ii) building services furnished to tenants of the Property at Landlord's cost (including the types of services provided to Tenant pursuant to Paragraph 8.A hereof) and maintenance and repair of and services provided to or on behalf of the Property performed by Landlord's employees or by other persons under contract with Landlord (other than maintenance and repair in other tenant spaces caused by the actions of another tenant): (iii) utilities consumed and expenses incurred in the operation, maintenance and repair of the Building including, without limitation, oil, gas, electricity (other than electricity to tenants in their Premises if Tenant is directly responsible for payment under this Lease on account of electricity consumed by Tenant), water, sewer and snow removal; (iv) casualty, liability and other insurance (all insurance to be in such amounts and insuring against such risks as Landlord may, in its sole discretion from time to time, decide, together with such amounts and coverages as may be required by any mortgagee) and unreimbursed costs incurred by Landlord which are subject to an insurance deductible: (v) costs in the nature of common area and facilities costs of the Property including without limitation, operation, maintenance and servicing of the lobby and pedestrian walkways, snow plowing and removal, grounds maintenance and the like; and (vi) management fees plus the actual or an imputed cost of any space in the Building occupied by Landlord's management offices for the Building. If Landlord, in its sole discretion, installs a new or replacement capital item for the purpose of reducing or conserving the use of energy in the Building, complying with any building code or other law, regulation, or legal requirement, complying with requirements of any insurer of Landlord or of the Property, or otherwise relating to the operation of the Property, the cost of such item amortized over a reasonable period with interest at two points above the so-called base rate or prime rate from time to time announced by The First National Bank of Boston, N.A. (or any comparable financial institution) at its head office in Boston, Massachusetts shall be included in Operating Expenses. Operating Expenses shall not include any costs or expenses incurred by Landlord in the construction and development of the Building; costs of special services to particular tenants which are reimbursable to landlord, payments of principal, interest or other charges on mortgages; ground rents; salaries of executives or principals of Landlord (except as the same may be reflected in the management fee for the Building or attributable to actual Building operations): leasing commissions; costs of alteration of any tenant's premises for a particular tenant and not for the benefit of the Building or any group of tenants therein; and all expenses, costs, disbursements paid or incurred by Landlord: to clean the Office Space; to furnish heat, ventilation, and air-conditioning to the Office Space; to operate, manage and maintain the Garage; to maintain and repair the elevators servicing the Office Space; and to maintain all interior common areas of the Building above the first floor.

     B. Expense Adjustment. Tenant shall pay to Landlord or Landlord's agent as Additional Rent, a sum ("Expense Adjustment Amount") equal to the sum of Tenant's Proportionate Share of Taxes and Tenant's Proportionate Share of Operating Expenses incurred with respect to each Calendar Year. The Expense Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments, in an amount estimated from time to time by Landlord and communicated by written notice to Tenant, which estimate may be revised to reflect, without limitation, increases and anticipated increase in Operating Expense during any period. Landlord shall cause to be kept books and records showing Operating Expenses in accordance with an appropriate system of accounts and accounting practices consistently maintained. Following the close of each Calendar Year, Landlord shall cause the amount of the Expense Adjustment Amount for such Calendar Year to be computed based on Operating Expenses for such Calendar Year and Landlord shall deliver to Tenant a statement of such amount and Tenant shall pay any deficiency to Landlord as shown by such statement within fifteen (15) days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceeds the actual Expense Adjustment Amount due from Tenant for such Calendar Year, such excess shall be refunded by Landlord, provided Tenant is not then in default hereunder. Delay in computation of the Expense Adjustment Amount or failure to deliver a statement of such amount shall not be deemed a default hereunder or a waiver of Landlord's right to collect the Expense Adjustment Amount. In computing the Expense Adjustment Amount, the following provisions relating to Taxes shall be applicable: The amount of any refund of Taxes received by Landlord shall be credited against Taxes for the calendar year in which such refund is received, provided, however, in the event Landlord receives a refund of taxes after the termination date (as the same may be accelerated or extended as provided elsewhere in this Lease) which refund relates to a year during the Term hereof, the amount of such refund fairly allocable to Tenant shall be refunded to Tenant by Landlord (net of Tenant's allocated share of the cost of obtaining such refund and the cost, if any, of making such refund) ; and further provided that if Tenant expands into space formerly occupied by other tenants, which expansion space becomes subject to this Lease, Tenant shall not be entitled to any refund or credit in connection with a refund or abatement of Taxes for periods prior to Tenant's occupancy of such expansion space. All references to Taxes "for" a particular Calendar Year shall be deemed to refer to Taxes due and payable during such Calendar Year without regard to when such Taxes are assessed or levied.

6.   USE OF PREMISES.

     Beginning on the Opening Date set forth in Paragraph 1 and continuing throughout the term, as it may be extended, Tenant shall continuously occupy the Premises in their entirety during all of the Hours of Operation set forth in Paragraph 1, as such hours may hereafter be reasonably adjusted by Landlord, and at other times with Landlord's prior approval, and use the Premises for the Use specified in Paragraph 1 only (including the use of an insubstantial portion of the Premises for storage and administrative uses ancillary to the Use) and shall not use the Premises for any other purpose. Tenant shall operate its business in the Premises under Tenant's Trade Name only. Tenant shall not injure, overload, deface or commit waste in the Premises or any part of the Property, nor use or permit any use of the Premises which is improper, offensive, contrary to law or ordinance or which is liable to invalidate or increase the premium for any insurance on the Property or its contents or which is liable to render necessary any alterations or additions in the Property, nor obstruct in any manner any portion of the Property. Tenant shall keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises and conduct its business in all respects in a dignified manner in accordance with high standards of retail operation consistent with the quality of operation of the Property as determined by Landlord. If Tenant's use of the Premises results in an increase in the premium for any insurance on the Property or the contents thereof, Landlord shall notify Tenant of such increase and Tenant shall pay the same upon billing as additional rent. Tenant may not without Landlord's consent (which may be indicated on Tenant's Plans for Finish Work) install in the Premises any pay telephones or vending machines, water fountains, refrigerators, sinks or cooking equipment provided that Landlord's consent will not be unreasonably withheld with respect to items designed for the convenience of Tenant's employees which are customary for retail employees if Landlord determines that special venting or other matters are not required in connection therewith. Subject to the requirements of the Security Program, Landlord may require that Tenant obtain maintenance, other services, and supplies for such items at competitive rates from Landlord or from an independent vendor approved by Landlord, the cost thereof for any such item obtained from Landlord to be paid as Additional Rent.

     Tenant shall not permit the use of any objectionable advertising medium such as, without limitation, loudspeakers, phonographs, public address systems, sound amplifiers, reception of radio or television broadcasts within the Property, which is in any manner audible or visible outside of the Premises. Tenant shall operate the Premises in compliance with all applicable governmental regulations, and in accordance with all licenses and permits applicable to the Use, including without limitation, compliance with the regulations of the Board of Health and with the terms of any victualer's license and liquor license. Tenant shall not solicit business outside of the Premises, distribute handbills or other advertising matter outside the Premises in any common area; permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area, or other common area; receive or ship articles of any kind outside the designated loading areas for the Premises; use the Building common area adjacent to the Premises for the sale or display of any merchandise or for any other business, occupation or undertaking; conduct or permit to be conducted any auction, fire sale, going out of business sale, bankruptcy sale (unless directed by a court order), or other similar type sale in or connected with the Premises (but this provision shall not restrict the absolute freedom of Tenant in determining its own selling prices, nor shall it preclude the conduct of periodic seasonal, promotional or clearance sales); use or permit the use of any portion of the Premises for any unlawful purpose or for any activity of a type which is not generally considered appropriate for a first-class urban retail center conducted in accordance with the highest standards of operation. Tenant shall not operate its heating or air-conditioning in such a manner as to drain heat or air-conditioning from other portions of the Building. The foregoing prohibition of solicitation shall not be interpreted to prohibit customary commercial contacts between Tenant and other tenants of the Building.

     Tenant acknowledges that it is Landlord's intent that the Retail Area be operated in a manner which is consistent with the highest standards of decency prevailing in the community which it serves. Toward that end, Tenant agrees that it will not sell, distribute, display or offer for sale any item which, in Landlord's good faith judgment, is inconsistent with the quality of operation of the Retail Area or may tend to injure or detract from the character or image of the Property within such community. Without limiting the generality of the foregoing, Tenant will not sell, distribute, display or offer for sale any paraphernalia commonly used in the use or ingestion of illicit drugs, or any pornographic or lewd newspaper, book, magazine, film, picture, representation or merchandise of any kind. Provided that Tenant shall not have defaulted in its performance of its obligations under this Lease, Landlord agrees that it shall not, during the first year following the date of execution of this Lease, enter into a lease for premises located in the portion of Building gallery running between Federal Street and Winthrop Square with any financial institution for a use which competes directly with Tenant's Use.

7.   CONDITION OF PREMISES.

     Tenant's taking possession of any portion of the Premises shall be conclusive evidence that such portion of the Premises was delivered in compliance with Landlord's obligations under the terms of this Lease. No promise of Landlord to alter, remodel or improve the Premises, the Building or the Property and no representation by Landlord or its agents respecting the condition of the Premises, the Building or the Property have been made to Tenant or relied upon by Tenant other than as may be contained in this Lease or in any written amendment hereto signed by Landlord and Tenant. It is understood that visits by the tenant prior to the Commencement Date shall not constitute "taking possession" of the Premises.

8.   SERVICES.

     A. List of Services

     Landlord shall provide the following services, the costs of which are included within Operating Expenses, on all days during the Term, except Sundays and holidays established by Federal, State and/or local law, unless otherwise stated, and subject to all governmental rules, regulations and guidelines applicable thereto:

          (i) Heating and air conditioning in the Building common areas during the normal heating and air conditioning seasons, from Monday through Friday during the period from 8 a.m. to 6 p.m. ("business days").

          (ii) Electrical lighting in the Building common areas.

          (iii) City water from the regular Building outlets for drinking, lavatory and toilet purposes for Tenant and its employees.

          (iv) Window washing of the outside of windows in the Building's perimeter walls as may be situated in the Premises.

          (v) Non-exclusive automatic passenger elevator service at all times.

          (vi) Non-exclusive freight elevator services subject to scheduling by Landlord.

          (vii) Snow and ice removal from Building walkways.

          (viii) Except as otherwise provided in this Lease and except for repairs necessitated by Tenant's act or neglect (which shall be deemed a repair obligation of Tenant), Landlord shall make such repairs to the roof, exterior walls, floor slabs, and common areas and facilities as may be necessary to keep them in good condition consistent with a first class office building.

     B.   Utilities.

     Tenant shall pay Landlord, as Additional Rent, for the use of all electrical services and other utilities to the Premises. Such payments shall be made in monthly installments at the time prescribed for monthly installments, and shall be in the amount of Tenant's allocable share of the cost of such utilities metered to the Premises or to premises which include the Premises, as the case may be, as estimated by Landlord from time to time in Landlord's sole discretion. Tenant shall, as part of its approved improvements and at its expense install electric wiring from the vault in the basement of the Building to the Premises, together with an electric meter to measure Tenant's consumption of electricity in the Premises. Such wiring and meter shall be maintained throughout the term by Tenant at its expense. If Tenant, at its option and expense, contracts directly with the utility company for electric service to the Premises, Tenant's payments shall be made directly to the utility company and shall not be included as additional rent.

     C.   Interruption of Services.

     Tenant agrees that Landlord shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, renewals, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Notwithstanding the foregoing, if the Premises shall be untenantable for more than five (5) business days as a result of Landlord's negligent act or omission, Base Rent shall thereafter abate until the Premises are again tenantable. If the Premises shall continue to be untenantable for any reason beyond Tenant's control for nine (9) months, Tenant shall have the right to terminate this Lease upon notice to Landlord given within thirty (30) days following the expiration of such nine (9) month period.

     D.   Charges for Services.

     Charges for any service for which Tenant is required to pay from time to time hereunder including, but not limited to, utilities and hoisting services shall be due and payable at the same time as the installment of Rent with which they are billed, or if billed separately, shall be due and payable as further Additional Rent within ten (10) days after such billing.

9.   REPAIRS AND MAINTENANCE.

     Tenant will, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Term, and Tenant shall promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken glass (excepting exterior glass, which shall be repaired by Landlord at Tenant's cost), fixture and appurtenances. If Tenant does not do so, Landlord may, but shall not be obligated to, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements, forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times (and at any time in emergency situations) to make such repairs, alterations, improvements and additions to the Premises and the Property or to any equipment located therein or thereon as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental authority or court order or decree.

     Tenant shall maintain the Premises in a clean, orderly and sanitary condition, free of insects, rodents, vermin and other pests; and keep any garbage, trash, rubbish and other refuse in vermin-proof containers within the Premises and out of sight of the public and other tenants until removed. Tenant shall not place or maintain any merchandise, trash, refuse, or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on or around the exterior of the Premises. Tenant shall not permit undue accumulations of nor burn garbage, trash, rubbish or other refuse within or without the Premises. Tenant shall not cause or permit odors, lights or noises which are, in Landlord's sole opinion, objectionable to emanate or to be dispelled from the Premises. Tenant shall keep all trash in the Premises in appropriate containers and shall be responsible for its removal daily (or more frequently if necessary) by its own employees or by a company approved by Landlord. Tenant shall cause all cleaning in the Premises to be done at Tenant's expense by its own employees or a company approved by Landlord, shall cause all extermination of vermin in the Premises to be performed at Tenant's expense only by a company approved by Landlord and shall cause all laundry from the Premises to be collected and serviced at Tenant's expense only by a company approved by Landlord.

10.  ADDITIONS AND ALTERATIONS.

     A. The installation of initial Tenant Finish Work in the Premises shall be as provided in Exhibit B. Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements or additions to the Premises after initial construction except as approved by Landlord. Landlord agrees that its consent shall not be required with respect to improvements to the Premises which
(i) cost in the aggregate no more than $10,000; (ii) are consistent with the design and materials contained in the initial Finish Work approved and installed pursuant to Exhibit B; and (iii) do not affect the structure, systems or common facilities of the Building. Landlord's refusal to give said consent shall be conclusive. If Landlord consents to said alterations, improvements or additions, it may impose such conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work, insurance against liabilities which may arise out of such work, and plans and specifications plus permits necessary for such work, requiring Tenant to perform such work at times designated by Landlord. The work necessary to make any alterations, improvements or additions to the Premises, whether prior to or subsequent to the Commencement Date, shall be done at Tenant's expense by employees of or contractors hired by Landlord except to the extent Landlord gives its prior written consent to Tenant's hiring its own contractors, which consent shall not be unreasonably withheld or delayed. It is understood that Landlord's consent to the hiring by Tenant of Tenant's own contractors may be withheld if Landlord's permitting such hiring might reasonably be expected adversely to affect other construction in the Building or might reasonably be expected to result in an interruption of services provided to tenants of the Building. Tenant shall promptly pay to Landlord or Tenant's contractors, as the case may be, when due, the cost of all such work and of all decorating required by reason thereof. Tenant shall also pay to Landlord a percentage of the cost of such work sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work, which costs shall be appropriate to Landlord's degree of involvement in the work in question. In connection with seeking Landlord's approval, Tenant shall provide to Landlord Plans and Specifications regarding proposed alterations, additions or improvements, as Landlord shall reasonably require, and Tenant shall, in addition to all other expenses which Tenant is obligated to pay to Landlord hereunder, pay to Landlord the expense incurred by Landlord in connection with the review of such information. Upon completion of such work Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials, all in form satisfactory to Landlord. Tenant shall defend and hold Landlord, Landlord's ground lessor, if any, any mortgagees of any of the Property, the Property and the Building harmless from all costs, damages, liens and expenses related to such work. All work done by Tenant or its contractors pursuant to Paragraphs 9 or 10 shall be done in a first-class workmanlike manner using only good grades of materials and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies.

     B. All alterations, improvements and additions to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant, shall without compensation to Tenant become Landlord's property at the termination of this lease by lapse of time or otherwise and shall, unless Landlord requests their removal (in which case Tenant shall remove the same as provided in Paragraph 18) be relinquished to Landlord in good condition, ordinary wear excepted. Landlord and Tenant shall, in connection with the approval of Working Drawings pursuant to Exhibit B, agree on those Tenant improvements which are to be removed by Tenant at the Termination Date.

11.  COVENANT AGAINST LIENS.

     Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Property, the Building or the Premises, or to affect any estate or interest of Landlord, Landlord's ground lessor, if any, or any mortgagees. Tenant covenants and agrees not to suffer or permit any lien of mechanics, materialmen or others to be placed against the Property, the Building or the Premises, or to affect any estate or interest of Landlord,

Landlord's ground lessor, if any, or any mortgagees with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching, or claim therefor being asserted, Tenant covenants and agrees to cause same to be immediately released and removed of record In the event that such lien is not released and removed as soon as possible under applicable law. Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse, Landlord for all sums, costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection therewith

12.  INSURANCE.

     A. Waiver of Subrogation.

     Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Building or the Premises or to the contents thereof, which loss or damage is covered by valid and collectible physical damage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it policies of physical damage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver. Tenant's waiver of subrogation as hereinabove set forth shall also run to the benefit of and extend to Landlord's ground lessor, if any, and any mortgagees.

     B. Coverage.

     Tenant shall purchase and maintain insurance during the entire Term (and during such further time as Tenant or any person claiming through Tenant occupies any part of the premises or has any liability for matters arising during the Term and such further time) for the benefit of Tenant, Landlord, Landlord's ground lessor, if any, and any mortgagees (as their respective interests may appear) with terms, coverages and in companies satisfactory to Landlord, and with such increases in limits as Landlord may from time to time request, but initially Tenant shall maintain the following coverages in the following amounts:

          (i) Comprehensive General Liability Insurance covering Tenant, Landlord, Landlord's ground lessor, if any, any mortgagees, and Landlord's management agent for claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, for limits of liability not less than:

          Bodily Injury Liability       $6,000,000 each occurrence
                                        $6,000,000 annual aggregate

          Personal Injury Liability     $6,000,000 annual aggregate
                                        O% Insured's participation

          Property Damage Liability     $6,000,000 each occurrence
                                        $6,000,000 annual aggregate

          (ii) Comprehensive Automobile Insurance covering all owned, non-owned and hired automobiles of Tenant including the loading and unloading of any automobile with limits of liability not less than:

          Bodily Injury Liability       $3,000,000 each person
                                        $3,000,000 each accident

          Property Damage Liability     $1,000,000 each accident

          (iii) Physical Damage Insurance covering all additions, improvements and alterations to the Premises including the building standard Tenant improvements provided by Landlord and all furniture, trade fixtures, equipment, merchandise and all other items of Tenant's property on the Premises. Such insurance shall be written on "all risks" of physical loss or damage basis, for the full replacement cost value of the covered items and in amounts that meet any coinsurance clauses of the policies of insurance.

Tenant shall, prior to the commencement of the Term, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or cancelled without at least thirty days written notice to Landlord and Tenant shall name Landlord and Landlord's management agent as additional insureds.

     C. Loss of Coverage; Rate Increases

     Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities having jurisdiction over the Building and of the applicable rating bureau, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may cause the termination of or may result in a loss of any insurance coverage. If by reason of the failure of Tenant to comply with the provisions of this paragraph 12C,
(i) any insurance coverage is jeopardized Landlord may, in addition to all other remedies which may be available to Landlord, terminate this Lease or (ii) insurance premiums are increased, Landlord shall have the option either to terminate this Lease or to require Tenant to make immediate payment of the increased insurance premiums.

13.  FIRE OR CASUALTY.

     A. Paragraph 9 hereof notwithstanding, if the Premises or the access thereto shall be damaged by fire or other casualty and if such damages does not render all or a material portion of the Premises untenable and if the Premises or the Building are not substantially damaged (as hereinafter defined), then Landlord shall, subject to building and zoning laws then applicable, and subject to Landlord's mortgagees making available insurance proceeds therefor, repair and restore the same (or so much thereof as was originally constructed by Landlord as Landlord's Work pursuant to Paragraph 37) with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, but shall not be obligated to expend therefor an amount in excess of the proceeds of insurance recovered with respect thereto. If all or a material portion of the Premises are rendered untenable by fire or other casualty, or if the Premises or the Building are substantially damaged by fire or other casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work would commence), then, in either such case, Landlord shall have the right to terminate this Lease by giving notice of Landlord's election so to do not later than thirty (30) days after Landlord has ascertained all information required by Landlord to determine whether or not to terminate this Lease, including without limitation the amount of insurance proceeds which are available to Landlord for restoration. In the event Landlord gives such termination notice, this Lease shall terminate (with appropriate proration(s) of Rent being made for Tenant's possession of the tenantable portion of the Premises after the date of such damage) as of the date specified in such notice (but in no event sooner than thirty (30) days after the date of such notice) with the same force and effect as if the date specified were the date originally established as the expiration date hereof. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of such repairs and restoration. If Landlord elects to restore Landlord's Work following a casualty but fails to complete Landlord's Work within nine (9) months from the date of the casualty, Tenant shall have the right to terminate this Lease upon notice to Landlord given within thirty (30) days following the expiration of such nine (9) month period. Further, in the event this Lease is not terminated, Landlord shall not be obligated to restore any portion of the Building outside of the Premises which is not necessary for reasonable access to and egress from the Premises. Except as otherwise provided below, Rent shall abate on those portions of the Premises as are, from time to time, untenable as a result of such damage.

     B. In the event the Premises or the Building is damaged by fire or other casualty resulting from the act or neglect of Tenant, its agents, contractors, employees or invitees and if this Lease shall not be terminated by Landlord as a result of such damage, Tenant shall not be released from any of its obligations hereunder including, without limitation, its duty to pay Rent, and Rent shall not be abated.

     C. Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Paragraph 13 to repair or restore any portion of the alterations, additions or improvements in the Premises or the decorations thereto, except (i) to the extent that damage to such alterations, additions, improvements and decorations was to Landlord's Work or if (ii) at Landlord's sole option, Landlord elects to make repairs to such other damage to alterations, additions, improvements and additions as was insured against by Tenant as required under Paragraph 12B(iii) of this Lease and the proceeds from such insurance are made available to Landlord. If Tenant desires any other or additional repairs or restoration and if Landlord consents thereto, the same shall be done at Tenant's sole cost and expense subject to all of the provisions of Paragraph 9 hereon. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage carried by Tenant, for damage to alterations, additions, improvements or decorations whether such alterations, additions, improvements or decorations were paid for by Landlord or Tenant; provided, however, in the event Landlord does not repair or restore such damage, Landlord shall repay to Tenant the amount of the insurance proceeds received by Landlord from policies of insurance carried by Tenant pursuant to Paragraph 12B(iii) of this Lease. If Tenant is entitled to abatement of Rent under Paragraph 13A and if Landlord has not elected to repair any damage to the Premises other than Landlord's Work, Tenant shall be entitled to an additional period of abatement of Rent commencing on the date that Landlord's Work is substantially complete and ending on the earlier of (i) the date ninety (90) days thereafter and (ii) the date on which Tenant occupies the Premises for the Use permitted under Paragraph 1. Furthermore, with respect to damage by fire or casualty solely to alterations, additions or improvements or decorations within the Premises, Tenant may elect, by notice to Landlord, to be responsible for repair and restoration of such alterations, additions, improvements or decoration's and Tenant shall, in such event, be obligated to repair and restore the Premises to the condition the same were in immediately prior to the fire or casualty, such repair or restoration to be accomplished by Tenant consistent with the provisions of Paragraph 10 of this Lease; and if Tenant so elects, the proceeds of insurance under Paragraph 12B(iii) of this Lease shall be paid to Tenant on requisition as repair and restoration of the Premises progresses.

14.  WAIVER OF CLAIMS - INDEMNIFICATION.

     To the extent not prohibited by law, Landlord, Landlord's ground lessor, if any, any mortgagees, and their respective officers, agents, servants and employees shall not be liable for any damage either to person or property or resulting from the loss of use thereof sustained by Tenant or by other persons due to the Property or any part thereof or any appurtenances thereof becoming Out of repair, or due to the happening of any accident or event in or about the Premises, the Building or the Property, or due to any act or neglect of any tenant or occupant of the Building or of any other person or entity. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, frost, steam, sewage, sewer gas or odors, fire, water, noise, vibration, fumes or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas, or freight elevators of the Building shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Without limitation of any other provisions hereof, Tenant agrees to defend, protect, indemnify and save harmless Landlord, Landlord's ground lessor, if any, and any mortgagees from and against all liability to third parties which arise (or which were claimed to have arisen) within or without the Premises or out of acts or omissions of Tenant and its servants, agents, employees, contractors, suppliers, workers and invitees.

15.  NONWAIVER.

     No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

16.  CONDEMNATION.

     If the Property, the Building or any portion thereof shall be taken or condemned by any competent authority for any public or quasi-public use or purpose (a "taking"), or if the configuration of any roadway, street, alley, or railroad line adjacent to or beneath the Building is changed by any competent authority and such taking or change in configuration makes it necessary or desirable to remodel or reconstruct the Building or any part thereof, Landlord shall have the right, exercisable at its sole discretion, to cancel this Lease upon not less than ninety (90) days notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or change in configuration. If Landlord elects to restore Landlord's Work following a taking but fails to complete Landlord's Work within nine (9) months from the date of the taking Tenant shall have the right to terminate this Lease upon notice to Landlord given within thirty (30) days following the expiration of such nine (9) month period. If the Premises are rendered untenantable by the taking and the Lease is not terminated, Tenant shall be entitled to an abatement of rent until the earliest of (i) the date the Premises are again rendered tenantable; (ii) the date 90 days after Landlord's Work is substantially complete; or (iii) the date on which Tenant occupies the Premises for the Use permitted under Paragraph 1.

17.  ASSIGNMENT AND SUBLETTING.

     A. Tenant shall not, without the prior written consent of Landlord (which consent, except as provided in the next sentence, shall not be unreasonably withheld) (i) assign, convey or mortgage this Lease or any interest hereunder;
(ii) permit to occur or exist any assignment of this Lease, or any lien upon Tenant's interest, voluntarily or by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises by any parties other than Tenant and its employees (all or any of the foregoing actions are sometimes collectively referred to as a "sublease"). An sublease shall include, without limitation, any transfer of Tenant's interest in this Lease by operation of law, merger or consolidation of Tenant into any other firm or corporation, and the transfer or sale of a controlling interest in Tenant, whether by sale of its capital stock or otherwise. Tenant shall not offer to make, or enter into negotiations with respect to, and in no case shall it be unreasonable for Landlord to refuse consent to, a sublease to (i) a tenant in the Building or 75 Federal or entity owned by, whether directly or indirectly, a tenant in the Building or 75 Federal; or (ii) any party with whom Landlord is then negotiating with respect to other space in the or in 75 Federal; or (iii) any party which would be of such type, character or condition as to be inappropriate, in Landlord's judgment, as a tenant for a first class office and retail building; or (iv) any party for a rental which is less than the rent for which Landlord is then marketing comparable premises in the Building; or (v) any party which is not at least equal in creditworthiness and business reputation to Tenant as of the date hereof. Any such action on the part of Tenant shall be void and of no effect. Landlord's consent to any sublease or Landlord's election to accept any assignee, subtenant or transferee (collectively, "subtenant") as the tenant hereunder and to collect rent from such subtenant shall not release Tenant or any subsequent tenant from any covenant or obligation under this Lease. Landlord's consent to any sublease shall not constitute a waiver of Landlord's right to withhold its consent to any future sublease. If Tenant is a corporation and if at any time during the Term the person or persons who own a majority of its voting shares at the time of the execution of this Lease cease to own a majority of such shares, Tenant shall so notify Landlord, and Landlord may terminate this Lease by notice to Tenant given not later than ninety (90) days thereafter. This provision shall not apply whenever Tenant is a corporation the outstanding voting stock of which is listed on a recognized security exchange (including NASDAQ). For the purposes of this provision, stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1954, as the same existed on August 16, 1954, and the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation. Notwithstanding anything else contained in this paragraph, Tenant shall, subject to the provisions of this Page 18A, be entitled to sell its business at the Premises in a transaction which has been approved by appropriate regulatory authorities to an entity which will continue the use of Premises for the Use permitted in Paragraph 1. The Trade Name of the Tenant pursuant to a Permitted Assignment shall be the name approved by the appropriate regulatory authorities. If Tenant wishes at any time to make a permitted Assignment, Tenant shall provide Landlord with a list of the entities which Tenant is considering as potential assignees of a permitted Assignment and Landlord shall, within 15 days, notify Tenant if any such entity is unacceptable to Landlord. If Landlord does not respond to such list within such time, all the entities so listed will be deemed to be acceptable to Landlord. Tenant may, within 12 months following its notice to Landlord, make a permitted Assignment to any entity so listed other than an entity which is unacceptable to Landlord. Following a permitted Assignment, Tenant shall be jointly and severally liable with the assignee pursuant to any permitted Assignment for the performance of Tenant's obligations under this Lease.

     B. If Tenant requests Landlord's consent to sublease all or any portion of the Premises (other than a Permitted Assignment as described on Insert page
18A), in addition to withholding its consent, Landlord shall have the option, exercisable by written notice to Tenant given within thirty (30) days after receipt of such request, either to relieve Tenant of its rights and responsibilities under this Lease with respect to the space Tenant proposes to sublease for the proposed period of such sublease, or to terminate this Lease with respect to such space. If Landlord exercises such right to relieve Tenant of its rights and responsibilities or to terminate, Landlord shall be entitled to recover possession of and Tenant shall surrender the whole or such portion of the Premises on the later of (i) the proposed date for possession by such subtenant, or (ii) ninety (90) days after the date of Landlord's notice of termination to Tenant. In the event of such occurrence with respect to a portion of the Premises, the portion surrendered shall be delivered to Landlord in good order and condition and thereafter, to the extent necessary in Landlord's judgment, Landlord, at its own cost and expense, may have access to and may make modification to the Premises so as to make such portion a self-contained rental unit with access to common areas, elevators and like. Base Rent and Tenant's Proportionate Share shall be adjusted according to the extent of the Premises for which the Lease is terminated or Tenant is relieved of its rights and responsibilities. Without limitation of the rights of Landlord hereunder in respect thereto, if there is any sublease of all or a portion of the Premises by Tenant at a rent in excess of the subleased portion's pro rata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant's receipt of each installment of any such excess rent, the full amount of any such excess rent. The provisions of this paragraph shall apply to each and every sublease of all or a portion of the Premises, whether to a subsidiary or controlling corporation or any other person, firm or entity, in each case on the terms and conditions set forth herein. Each request by Tenant for permission to sublease the whole or any part of the Premises shall be accompanied by a warranty by Tenant as to the amount of rent to be paid to Tenant by the proposed subtenant. For the purposes of this Paragraph 17B, the term "rent" shall mean all Base Rent, Additional Rent or other payments and/or consideration payable by one party to another related to the use and occupancy of all or a portion of the Premises.

18.  SURRENDER OF POSSESSION.

     Upon the expiration of the Term or upon the termination of Tenant's right of possession to all or a portion of the Premises, whether by lapse of time or at the option of Landlord as herein provided, Tenant shall forthwith quietly and peaceably surrender the Premises or portion thereof to Landlord in good order, repair and condition, ordinary wear excepted, and shall, if Landlord so requires, restore the Premises or portion thereof to the condition existing at the beginning of the Term. Subject to the agreement between Landlord and Tenant with respect to removal of Tenant's improvements described in Paragraph 10B, any interest of Tenant in the alterations, improvement and additions to the Premises made or paid for by Landlord or Tenant shall, without compensation to Tenant, become, at Landlord's option, Landlord's property at the termination of this Lease by lapse of time or otherwise and if such option is exercised such alterations, improvements and additions shall be relinquished to Landlord in good condition, ordinary wear excepted. If Landlord does not exercise such option with respect to any such alteration, improvement or addition, Tenant's restoration obligation referred to above shall be applicable. Within seven (7) days prior to the termination of the Term or of Tenant's right of possession Tenant shall remove furniture, trade fixtures, equipment and all other items of Tenant's property on the premises. Tenant shall pay to Landlord upon demand the cost of repairing any damage to the Premises and to the Building caused by any removal required hereunder. If Tenant shall fail or refuse to remove any such property from the Premises, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost either by set-off, credit, allowance or otherwise, and Landlord may at its option accept the title to such property or, at Tenant's expense, may (i) remove the same or any part in any manner that Landlord shall choose, repairing any damage to the Premises caused by such removal, and (ii) store, destroy or otherwise dispose of the same without incurring liability to Tenant or any other person.

19.  HOLDING OVER.

     Tenant shall pay to Landlord an amount as Rent equal to 200% of one-twelfth of the Base Rent and 150% of one-twelfth of the Additional Rent paid by Tenant during the previous Calendar Year herein provided during each month or portion thereof for which Tenant shall retain possession of the Premises or any part thereof after the expiration of the Term or termination of Tenant's right of possession, whether by lapse or time or otherwise, and also shall pay all damages sustained by Landlord, whether direct or consequential, on account thereof. At the option of Landlord, expressed in a written notice to Tenant and not otherwise, such holding over shall constitute a renewal of this Lease for a period of one year at Base Rent equal to twice the Base Rent paid by Tenant during the previous Calendar Year and at the Additional Rent as would be applicable for such year determined with the original Base year as the Base Year. The provisions of this Paragraph 19 shall not be deemed to limit or constitute a waiver of any other rights or remedies or Landlord provided herein or at law.

20.  ESTOPPEL CERTIFICATE.

     Tenant agrees that, from time to time upon not less than ten days prior request by Landlord, Landlord's ground lessor, if any, or any mortgagee, Tenant or Tenant's duly authorized representative having knowledge of the following facts will deliver to Landlord a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that the Lease as modified is in full force and effect); (ii) the dates to which Rent and other charges have been paid; (iii) that Landlord is not, to the best of Tenant's knowledge, in default under any provisions of this Lease, or, if in default, the nature thereof in detail; (iv) that the Premises have been delivered to Tenant by Landlord and accepted by Tenant; (v) that there are no proceedings pending against Tenant which have been adversely decided and which affect Tenant's performance of its obligations under this Lease or which, if adversely decided, would affect Tenant's performance of its obligations under this Lease; (vi) that Tenant has not made a claim against Landlord which has not been resolved or satisfied; and (vii) such further matters, to the best of Tenant's knowledge, as may be requested by Landlord or such ground lessor or mortgagee, it being intended that any such statement may be relied upon by any prospective assignee of Landlord, any mortgagee or prospective mortgagee of the Building, any prospective assignee of any such mortgagee, or any prospective and/or subsequent purchaser or transferee of all or a part of Landlord's interest in the Property or the Building, or any other person having an interest therein. Tenant shall execute and deliver whatever instruments may be required for such purposes, and in the event Tenant fails so to do within ten (10) days after notice of such request is deemed to have been given, Tenant shall be considered in default under this Lease. Tenant acknowledges that the execution and delivery of such certificates in connection with a financing or sale in a prompt manner constitute requirements of Landlord's financing and/or property dispositions, and Tenant shall indemnify Landlord against all damages

(including consequential damages in the nature of increased costs or loss of any such transactions, and including attorneys' fees) directly or indirectly resulting from Tenant's failure to comply herewith.

21.  SUBORDINATION.

     This Lease and all rights of Tenant hereunder are subject and subordinate to any mortgage or mortgages, blanket or otherwise, made by Landlord and which do now or may hereafter affect the Property or the Building and to any and all renewals, modifications, consolidations, replacements and extensions thereof, and to any ground or other lease, or similar instrument now or hereafter placed against the Property or the Building. It is the intention of the parties that this provision be self-operative and that no further instrument shall be required to affect such subordination of this Lease. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord without expense to Landlord, any and all instruments that may be necessary or proper to subordinate this Lease and all rights of Tenant hereunder to any such mortgage or mortgages or to conform or evidence such subordination. Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of any such mortgage, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale if so requested to do by such purchaser, and to recognize such purchaser as the Landlord under this Lease. Tenant agrees to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder of such mortgage or of such purchaser, any instrument which, in the sole judgment of such requesting party, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment. Tenant hereby irrevocably appoints Landlord and the holder of such mortgage, or either of them, the attorney-in-fact of Tenant to execute and deliver any such instrument for and on behalf of Tenant. Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise to adversely affect this Lease, or the obligations of Tenant hereunder in the event any such foreclosure proceeding is brought, prosecuted or completed. Tenant and Landlord further agree that if so requested by any mortgagee of Landlord, this Lease shall be made superior to any such mortgage or to such rights of any such mortgagee as such mortgagee shall in its sole discretion elect, and that they will execute such documents as may be required by such mortgagee to effect the superiority of this Lease to such mortgage or to such rights. Landlord shall obtain on Tenant's behalf a non-disturbance agreement from Landlord's current mortgagee of the Building and shall request on Tenant's behalf non-disturbance agreements from Landlord's current and future mortgagees of the Building

22.  CERTAIN RIGHTS RESERVED BY LANDLORD.

     Subject to the terms of Exhibit H, the Security Program, Landlord shall have the following rights (but not obligations), each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement or Rent or any other claim.

          (i) To change the Building's name or street address.

          (ii) To install, affix and maintain any and all signs on the exterior and on the interior of the Building.

          (iii) To decorate or to make repairs, alterations, additions, improvements, whether structural or otherwise, thereof, and for such purposes to enter upon the Premises, and during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend service or use of facilities, all without affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible and usable. It is understood that any non-emergency maintenance to be performed by Landlord shall occur in a fashion reasonably calculated to minimize disruption to Tenant's use of the Premises during business hours, and if any such non-emergency maintenance can reasonably be anticipated to cause more than minimal disruption, such maintenance shall be performed during non-business hours

          (iv) To furnish door keys for the entry door(s) in the Premises at the commencement of this Lease and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Tenant agrees to purchase only from Landlord additional duplicate keys as required, to change no locks, and not to affix locks on doors without the prior written consent of Landlord. Notwithstanding the provisions for Landlord's access to Premises, Tenant relieves and releases Landlord of all responsibility arising out of theft, robbery, pilferage and personal assault. Upon the expiration of the Term or of Tenant's right of possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

          (v) To designate and approve all window coverings used in the Building.

          (vi) To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord. Movements of Tenant's property into or out of the Building or the Premises and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building or the Premises.

          (vii) To establish security policies and other controls for the purpose of regulating all property and packages, both Building and Premises and all persons using the Building both during and after the Hours of Operation.

          (viii) To regulate delivery and service of supplies and the usage of the loading (locks, receiving areas and freight elevators.

          (ix) Upon reasonable notice and without unreasonable interference with Bank operations, to show the Premises to prospective tenants at reasonable times and, if vacated or abandoned, to show the Premises at any time, and to prepare the Premises for re-occupancy,

          (x) At Landlord's expense, to erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premise at reasonable locations.

          (xi) Upon reasonable notice and without unreasonable interference with Bank operations, to enter the Premises at any reasonable time to inspect the Premises.

          (xii) To grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building. If Landlord elects to make available to tenants in the Building any services or supplies, or arranges a master contract therefor, Tenant agrees to obtain its requirements, if any, therefor from Landlord or under any such contract provided that the charges therefor are reasonable.

23.  RULES AND REGULATIONS.

     Tenant agrees to observe the rules and regulations for the Building attached hereto as Exhibit C and made a part hereof. Landlord shall have the right from time to time to prescribe additional rules and regulations which, in its judgment, may be desirable for the use, entry, operation and management of the Premises, the Building and the Property, each of which rules and regulations and any amendments thereto shall become a part of this Lease. Tenant shall comply with all such rules and regulations; provided, however, that such rules and regulations shall not contradict or abrogate any right or privilege herein expressly granted to Tenant.

24.  REMEDIES UPON DEFAULT.

     If default shall be made in the payment of the Rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease or under the terms of an other agreement between Landlord and Tenant and such default shall continue for five (5) days after notice or if default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default shall continue for twenty (20) days after written notice to Tenant, or if more than three notices of default are given in any 12 month period, or if a default involves a hazardous condition and is not cured by Tenant immediately upon written notice to Tenant, or if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within thirty days from the filing thereof, or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within thirty days from the date of his appointment, or if Tenant shall make an assignment for the benefit of creditors, or if Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature, or if Tenant shall abandon or vacate all or any part of the Premises during the Term, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, with or without notice or demand of any kind to Tenant or any other person, have either of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

          (i) Landlord may terminate this Lease and the Term created hereby by mailing or delivering a notice of termination to Tenant in accordance with Paragraph 34, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith, in addition to any other sums or damages for which Tenant may be liable to Landlord, as damages a sum of money equal to (a) the excess of the value of the Rent provided to be paid by Tenant for the balance of the Term over the fair market rental value of the Premises, plus
     (b) all amounts of reimbursement due under Paragraph 25. Should the fair market rental value of the Premises for the balance of the Term exceed the value of the Rent provided to be paid by Tenant for the balance of the Term. Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

          (ii) Landlord may terminate this Lease and the Term created hereby by mailing or delivering a notice of termination to Tenant in accordance with Paragraph 34 in which event Tenant agrees to surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises, in whole or in part, with or without process of law, to repossess Landlord of the Premises or any part thereof and to expel or remove Tenant and any other person, firm or corporation who may be occupying or within the Premises or any part thereof and remove any and all property therefrom without releasing Tenant in whole or in part from Tenant's obligation to pay rent and perform the covenants, conditions and agreements to be performed by Tenant as provided in this Lease without being deemed in any manner guilty of trespass eviction or forceful entry or detainer, and without relinquishing Landlord's right to rental or any other right of Landlord under this Lease or by operation of law; Landlord may, but shall be under no obligation to, relet the same for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent reserved in this Lease for the balance of the Term, plus all amounts of reimbursement due under Paragraph 25. If the Premises are relet and a sufficient sum shall not be realized from such reletting to satisfy the Rent provided for in this Lease, plus all amounts of reimbursement due under Paragraph 25, Tenant shall satisfy and pay the same upon demand therefor from time to time. Tenant shall not be entitled to any rents received by Landlord in excess of the Rent provided for in this Lease. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Paragraph 24 from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

     In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Paragraph, Landlord may by notice to Tenant within two months after termination under any of the provisions contained in this paragraph or otherwise for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the lesser of (i) the Rent provided for in this Lease for the balance of the term had it not been terminated, or (ii) the Rent for the 12 months ended next prior to such termination, plus, either case, the amount of Rent accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Paragraph up to the time of payment of such liquidated damages (but not less any amounts of reimbursement under Paragraph
25).

     Notwithstanding any other provisions contained in this Lease, in the event the Tenant is closed or taken over by the banking authority of The Commonwealth of Massachusetts, or other bank supervisory authority, the Landlord may terminate the Lease only with the concurrence of such banking authority or other bank supervisory authority, and any such authority shall in any event have the election either to continue or to terminate the Lease: Provided, that in the event this Lease is terminated, the maximum claim of Landlord for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the Lease shall in no event be in an amount exceeding the rent reserved by the Lease, without acceleration, for the year next succeeding the date of the surrender of the Premises to the Landlord, or the date of reentry of the Landlord, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued, without acceleration up to such date.

25.  REIMBURSEMENT OF LANDLORD'S EXPENSES.

     Tenant shall upon demand reimburse Landlord for all Landlord's costs, charges and expenses including the fees and out-of-pocket expenses of counsel, agents and others retained by Landlord incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord without Landlord's fault to become involved or concerned. Upon the occurrence of any event of default and the lapse of any applicable grace or notice period, Tenant shall reimburse Landlord for all free rent amounts, rent waivers and the like, all Landlord's costs of improvements to the Premises, moving allowances, and allowances for other Tenant expenses including costs such as design and engineering costs if any have been agreed to by Landlord. If Landlord terminates this Lease for default, Tenant shall also reimburse Landlord for all expenses arising out of such termination including, without limitation, all costs incurred in collecting amounts due from Tenant under this Lease; all expenses incurred by Landlord in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, Tenant's allowances, costs of preparing space, and the like); and all Landlord's other reasonable expenditures necessitated by the termination. The reimbursements from Tenant herein shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after termination.

26.  COVENANT OF QUIET ENJOYMENT.

     Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof, without hindrance or ejection by any persons lawfully claiming by, through or under Landlord, the foregoing covenant of quiet enjoyment being in lieu of any other covenant, expressed or implied.

27.  ENERGY CONSERVATION.

     Tenant agrees to cooperate with Landlord and to abide by all reasonable Building regulations which Landlord may, from time to time, prescribe for the proper functioning and protection of the heating and air-conditioning systems and in order to maximize the effect thereof and to conserve heat and air-conditioning. Notwithstanding anything to the contrary in this Lease, Landlord may institute such policies, programs and measures as may be in Landlord's judgment necessary to comply with applicable codes, rules, regulations or standards.

28.  REAL ESTATE BROKER.

     The Tenant represents that Tenant has dealt with (and only with) the Broker specified in Paragraph 1 hereof as broker in connection with this Lease, and that insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection therewith. Tenant agrees to indemnify. defend and hold

Landlord its employees and agents harmless from and against any claims made by any broker or finder other than the Broker named above for a commission or fee in connection with this Lease or any sublease hereunder, provided that Landlord has not in fact retained such broker or finder, but nothing herein shall be construed as permitting any such sublease. Landlord shall indemnify Tenant from any claims made against Tenant by any broker or finder for a commission or fee in connection with this Lease other than a broker with whom Tenant has dealt who is not specified in Paragraph 1 hereof as Broker.

29.  NONDISCRIMINATION.

     In connection with hiring to fill permanent jobs at the Premises, Tenant acknowledges its obligations under applicable law to avoid discrimination against any employee or applicant for employment because of race, color, religious creed, national origin, age or sex, including to the extent applicable, with Title VII of the U.S. Civil Rights Act, M.G.L. c.151B and all other applicable law, including, without limitation City of Boston requirements, with respect to employment at the Premises.

30.  NOTICE TO MORTGAGEE AND GROUND LESSOR.

     After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises or the Building as part of the mortgaged premises, or that it is the ground lessor under a ground lease with Landlord, as ground lessee, which includes the Premises or the Building as part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord. Such holder or ground lessor shall be given such reasonable time as may be necessary to effect such cure or to foreclose the mortgage or terminate the ground lease, as the case may be. For the purposes of Paragraph 2l, this Paragraph 30 or Paragraph 31, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not a mortgage on Tenant's leasehold interest).

31.  ASSIGNMENT OF RENTS.

     With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises or the Building, Tenant agrees:

          (i) that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

          (ii) that, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon a foreclosure of such holder's mortgage and the taking of possession of the Premises, or in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such seller. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

32.  PERSONAL PROPERTY TAXES.

     Tenant shall pay all taxes which may be lawfully charged, assessed, or imposed upon all fixtures and equipment of every type and also upon all personal property in the Premises, and Tenant shall pay all license fees which may lawfully be imposed upon the business of Tenant conducted upon the Premises.

33.  MISCELLANEOUS.

     A. Rights Cumulative. All rights and remedies of Landlord and Tenant under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

     B. Interest. All payments becoming due under this Lease and remaining unpaid when due shall bear interest until paid at the rate of the greater of three percent (3%) per annum above the prime rate of interest charged from time to time by The First National Bank of Boston (but in no event at a rate which is more than the highest rate which is at the time lawful in The Commonwealth of Massachusetts).

     C. Terms. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or other entities, or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

     D. Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may required, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Paragraph 17 hereof.

     E. Lease Contains All Terms. All of the representations and obligations of Landlord are contained herein and in the Exhibits attached hereto, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

     F. Delivery for Examination. Submission of this Lease for examination shall not bind Landlord in any manner, and no lease or obligations of Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

     G. No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

     H. Modification of Lease. If any lender requires, as a condition to its lending funds the repayment of which is to be secured by a mortgage or trust deed on the Premises and Building or either, that certain modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise change materially the rights or obligations of Tenant hereunder. Tenant shall, upon Landlord's request, execute appropriate instruments effecting such modifications.

     J. Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer its interest in the Premises, the Building and the Property and in this Lease, and Tenant agrees that in the event of any such transfer Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

     K. Landlord's Title. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to commit or engage in any act which can, shall or may encumber the title of Landlord.

     L. Prohibition Against Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

     M. Captions. The captions of paragraphs and subparagraphs are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such paragraphs or subparagraphs.

     N. Covenants and Conditions. All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions", if Landlord so elects, as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

     0. Only Landlord/Tenant Relationship. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

     P. Decoration and Signs. Tenant will not paint or decorate any part of the exterior of the Premises. Tenant will not paint or decorate any part of the interior of the Premises visible from the exterior thereof, without first obtaining Landlord's approval of Tenant's plans therefor. Tenant will install and maintain at all times, subject to the other provisions of this Lease. displays of merchandise in the show windows (if any) of the Premises. All articles, and arrangement, style, color and general appearance thereof in the interior of the Premises including, without limitation, window displays, advertising matter, signs, merchandise and store fixtures, shall be in keeping with the character and standards of the improvements within the Retail Space as determined by Landlord. Landlord reserves the right to require Tenant to correct any non-conformity. Tenant will not place or suffer to be placed or maintained on the exterior of the Premises any sign, advertising matter or any other thing of any kind, and will not place or maintain any decoration, letter or advertising matter on the glass of any window or door of the Premises unless the same is placed and maintained pursuant to Landlord's prior consent. Tenant will, at its sole cost and expense, maintain such sign, decoration, lettering, advertising matter or other thing as may be permitted hereunder in good condition and repair at all times. All sign, logo and window illuminations shall he controlled by a time clock. Tenant shall comply with time settings established from time to time by Landlord.

     Q. Definition of Landlord. All indemnities, covenants and agreements of Tenant contained herein which inure to the benefit of Landlord shall be construed to also inure to the benefit of Landlord's agents and employees.

     R. Time of Essence. Time is of the essence of this Lease and each of its provisions.

     S. Governing Law. Interpretation of, this Lease shall be governed by the law of the Commonwealth of Massachusetts.

     T. Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect of which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     U. Size of Premises. The size of Premises will be determined on the basis of the standards set forth in Exhibit E attached hereto. With regard to Base Rent, Operating Expenses, and with regard to all other payments which are computed based upon the "Total Rentable Area" of the Premises (as defined in Exhibit E), it is understood that the amounts payable as set forth in this Lease are predicated upon assumed rentable area set forth in this Lease. Not later than ninety days after the Commencement Date, an exact measurement of the Total Rentable Area of the Premises shall be made in accordance with Exhibit E, and if said measurement shall indicate a Total Rentable Area different from that recited in this Lease, Landlord and Tenant shall promptly execute a supplemental instrument adjusting the amounts payable hereunder to conform to the exact measurements. Such adjustments shall be made by multiplying the amount subject to adjustment by a fraction the numerator of which is the actual Total Rentable Area of the Premises and the denominator of which is the rentable area of the Premises originally set forth herein. Any payment due from either party to the other as a result of any adjustments made hereunder shall be paid promptly upon rendition of a statement by the party entitled to additional Rent, or Rent refund, as the case may be.

34.  NOTICES.

     All notices to be given under this Lease shall be in writing and delivered by hand during business hours or deposited in the United States mail, certified return receipt requested, postage prepaid, addressed as follows

     A. If to Landlord:

               Franklin Federal Partners
               75 Federal Street
               Boston, MA  02110

          with copies to:

               75 Federal Street Associates
               c/o H.N. Gorin Associates, Inc.
               75 Federal Street
               Boston, MA  02110

               Boston HS Associates
               c/o Himmel/MKDG
               75 Federal Street
               Boston, MA  02110

or to such other person or such other address designated by notice sent by Landlord or Tenant.

     B. If to Tenant:

     Addressed to Tenant at Tenant's present address, and after occupancy of the Premises by Tenant, at the Premises, or to such other address as is designated by Tenant in a notice to Landlord.

     Notice shall be deemed to have been given when so delivered or when so deposited in the United States mail.

35.  LIMITATION ON LANDLORD'S LIABILITY.

     It is expressly understood and agreed by Tenant that none of Landlord's covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord or its partners or any partners of its partners, and any liability for damage or breach of nonperformance by Landlord shall be collectible only out of Landlord's interest in the Building and no personal liability is assumed by, nor at any time may be asserted against, landlord or its partners of any of its or their partners, officers, agents, employees, legal representatives, successors or assigns, all such liability, if any, being expressly waived and released by Tenant. The provisions of this Paragraph 35 shall expressly be applicable to and inure to the benefit of Landlord's successors and assigns.

36.  LANDLORD'S DESIGNATED AGENT.

     It is expressly understood and agreed by Tenant that the provisions of this Lease may be enforced on behalf of Landlord by an agent designated by Landlord for such purpose, and such enforcement shall be equally effective whether in the name of Landlord or such agent.

37.  COMMENCEMENT AND TERMINATION DATES.

     If Landlord shall not have substantially completed Landlord's Work (which shall be the Work shown on Exhibit D) by five (5) days prior to the Commencement Date ("Landlord's Completion Date") then, as Tenant's sole remedy and, notwithstanding Paragraph 3 of this Lease, the Commencement Date shall be deferred for the number of days after Landlord's Completion Date required for Landlord to substantially complete Landlord's Work; and the Termination Date shall be extended by the number of days by which the Commencement Date was so deferred; provided, however, the Commencement Date shall not be deferred.

38.  CONSTRUCTION ON ADJACENT PREMISES.

     Landlord shall have the right, in connection with any development of premises adjacent to the Property, to grant easements through the Building for access and egress to and from such development and for the installation, maintenance, repair, replacement or relocation of utilities serving such development and/or the Premises and for the installation, removal, maintenance, repair and replacement of windows, walkways and other facilities related to such development. Such right shall include the right to grant such easements through the Premises, provided that installations, replacements or relocations of utilities in the Premises shall, as far as practicable, be placed above ceiling surfaces, below floor surfaces or within perimeter walls. This Lease shall be subject and subordinate to any easements so granted. (Such subordination shall be self-operative but in confirmation thereof Tenant shall execute and deliver whatever instruments may be required to acknowledge such subordination in recordable form, and if Tenant fails to do so within 10 days after demand, Tenant hereby irrevocably appoints Landlord as its attorney-in-fact and to do so in Tenant's name.)

     Landlord and its agents, employees, licensees and contractors shall also have the right during any construction period for any such development to enter the Premises to undertake work pursuant to any easement granted pursuant to the above paragraph; to shore up the foundations and/or walls of the Premises and Building; to erect scaffolding and protective barricades around the Premises or in other locations within or adjacent to the Building; and to do any other act necessary for the safety of the Premises or Building or the expeditious completion of such construction. Landlord shall also have the right to enter the Premises for the purpose of sealing and covering any and all windows adjacent or contiguous to such development. The covering of such sealed windows shall be finished, at Landlord's expense, in substantially the same style and quality as the remainder of the Premises. Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business resulting from any act by Landlord pursuant to this Paragraph Landlord shall use reasonable efforts to minimize the extent and duration of any inconvenience, annoyance or disturbance to Tenant resulting from any work pursuant to this Paragraph in or about the Premises or Building, consistent with accepted construction practice. If any act by Landlord pursuant to this Paragraph results in a reduction in the rentable floor area of the Premises, Tenant shall be entitled to a proportional abatement of Base Rent and Additional Rent while such reduction continues.

39.  TENANT AS BUSINESS ENTITY.

     If Tenant is a business entity, then the person or persons executing this Lease on behalf of Tenant jointly and severally warrant and represent in their individual capacities that (a) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; (c) Tenant is in compliance with all laws and orders of public authorities applicable to Tenant; (d) Tenant has duly executed and delivered this Lease; (e) the execution, delivery and performance by Tenant of this Lease (i) are within the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound, or (iv) will not result in the imposition of any lien or charge on any of Tenant's property, except by the provisions of this Lease; and (f) the Lease is a valid and binding obligation of Tenant in accordance with its terms. Tenant, if a business entity, agrees that breach of the foregoing warranty and representation shall at Landlord's election be a default under this Lease for which there shall be no cure. This warranty and representation shall survive the termination of the Term.

                                   LANDLORD:

                                   FRANKLIN FEDERAL PARTNERS

                                   By:  75 FEDERAL STREET ASSOCIATES


                                        By:  /s/[ILLEGIBLE SIGNATURE]
                                             -------------------------
                                             General Partner



                                   By:  BOSTON HS ASSOCIATES,
                                        Partner


                                        By:  /s/[ILLEGIBLE SIGNATURE]
                                             -------------------------
                                             Authorized Representative



                                   TENANT:

                                   The Hibernia Savings Bank


                                        By:  /s/[ILLEGIBLE SIGNATURE]
                                             -------------------------
                                             its _____________________
                                             hereunto duly authorized

                                   EXHIBIT A

                                PLAN OF PREMISES




                                  [Floor Plan]

                                    EXHIBIT B
                                       TO
                                  RETAIL LEASE
                                       FOR
                              75-101 FEDERAL STREET
                              BOSTON, MASSACHUSETTS

                                   WORK LETTER

     This is the Work Letter referred to and specifically made a part of the Lease to which this Exhibit B is attached, covering Premises, as more particularly described in said Lease, in the Building at 75-101 Federal Street, Boston, Massachusetts.

A. Finish Work

     "Finish Work" means all work required to be performed in the Premises in order that the same be suitable for Tenant's use and occupancy throughout and shall comprise all alterations, additions, equipment and fixtures to be performed, constructed and installed in the Premises. Finish Work shall include (without limitation) partitions; hung ceilings; floor coverings; heating, ventilating and air conditioning systems; and electrical systems and other utilities, wiring and trade fixtures. Tenant's Plans shall require use of materials of good quality, and all construction shall be in compliance with applicable laws, ordinances, orders and regulations of governmental authorities.

B. Space Layout

     1. On or before January 5, 1989 (the "Space Layout Delivery Date"), Tenant agrees to deliver to Landlord one (1) set of sepia reproducibles and two (2) sets of blue-lined prints of Tenant-approved Space Layout (hereinafter referred to as the "Space Layout") of the Premises sufficiently complete to permit preparation of structural. plumbing, fire protection, mechanical and electrical engineering drawings for the Premises. The Space Layout shall specifically include, without limitation:

          a)   Partition layout and door locations,

          b)   Electrical outlet locations and anticipated usage thereof.

          c)   Tenant's telephone system indicating location of outlets,

          d) Reflected ceiling plan, including lighting. switching and all other items necessary for engineering design.

          e) Tenant's anticipated occupancy loads for any area in which such occupancy load is expected to be in excess of building standard, special heating. ventilation and air conditioning equipment (including duct locations) and any other equipment or systems (with brand names wherever possible) which require structural, mechanical, fire protection. electrical, or life safety modifications to the Building,

          f)   Interior section elevations, and

          g)   Schedule of materials and finishes.

     2. Within five (5) business days of Landlord's receipt of Tenant's Space Layout , Landlord shall review the same for compliance with the intended space usage requirements of the Premises consistent with the Lease, and return to Tenant one (1) sepia set of the same marked "Approved," Approved as Noted," or "Disapproved as Noted. Revise and Resubmit." If the Space Layout is returned to Tenant marked "Disapproved as Noted, Revise and Resubmit," is shall be revised by Tenant taking into account the reasons for Landlord's disapproval and resubmitted within five (5) business days to Landlord for review. The same procedure shall be repeated until Landlord fully approves the Space Layout.

     3. Landlord's approval of the Space Layout shall not imply (i) approval by Landlord as to compliance of the Space Layout with the requirements of applicable codes, rules or regulations of any governmental agencies having jurisdiction over the Premises or (ii) the Space Layout's compatibility with the Building's shell and core construction. Tenant understands that the obtaining of all permits to comply with all applicable codes, rules and regulations and the compatibility of the Space Layout with the Building's shell and core construction is Tenant's responsibility.

C. Working Drawings

     1. On or before February 1 , 1939 (the "Working Drawing Delivery Date") Tenant agrees to deliver to Landlord one (1) set of sepia reproducibles and three (3) sets of blue-lined prints of Working Drawings and Specifications (hereinafter referred to collectively as "Working Drawings") for the Premises prepared, at Tenant's sole cost and expense, by an architect ("Tenant's Architect") licensed in The Commonwealth of Massachusetts and approved by Landlord. Tenant's Architect shall retain Landlord's engineers (or engineers approved by Landlord) to prepare all structural. plumbing, fire protection, mechanical and electrical engineering aspects of the Working Drawings.

     2. Within five (5) business days after receipt of Tenant's Working Drawings, Landlord shall return to Tenant one (1) sepia set of same marked "Approved," "Approved as Noted," or "Disapproved as Noted. Revise and Resubmit." If said Working Drawings are returned to Tenant marked "Disapproved as Noted, Revise and Resubmit" such drawings shall be revised by Tenant and resubmitted to Landlord for approval within five (5) business days and the same procedure shall be repeated until Landlord fully approves the Working Drawings.

     3. It is understood that the Working Drawings are to be consistent with and a logical extension of the approved Space Layout. Any inconsistencies between the Working Drawings and the shell and core construction of the Building shall be Tenant's sole responsibility. Tenant shall also be solely responsible for the completeness of the Working Drawings.

     4. In the event Landlord approves the Working Drawings, such approval shall not limit Landlord's right to require changes in portions of the Working Drawings which are incompatible with or which adversely affect Building structure or systems or the availability to Landlord of third party warranties. When the Working Drawings are approved by Landlord and Tenant, they shall be acknowledged as such by Landlord's and Tenant's signing each sheet of the Working Drawings.

D. Construction of Premises

     1. Tenant shall arrange with its own general contractor to perform the work shown on the approved Working Drawings. The identity of Tenant's contractor (who shall be licensed to build in the City of Boston) shall be subject to Landlord's prior approval (approval not to be unreasonably withheld or delayed) and if in Landlord's reasonable judgment the scope or nature of Tenant's Finish Work requires particular care, Landlord may designate the contractor (or Landlord's employees) to perform such work. Tenant shall procure all necessary governmental approvals before undertaking any work, shall perform all work at its risk in a good and workmanlike manner in accordance with Tenant's approved Plans employing new materials of good quality and producing a result at least equal in quality to the other parts of the Building. Finish Work shall be substantially completed prior to the Opening Date, and shall be completed in all respects within a reasonable time thereafter. Finish Work shall be performed by union labor which is in harmony with other labor in the Building and which does not interfere with such labor. The performance of Finish Work shall be coordinated with all reasonable regulations of Landlord with respect to the performance of other work in the Building and the requirements of other occupants thereof.

     2. When any Tenant's Finish Work is in progress, Tenant shall maintain worker's compensation insurance required by law covering all persons employed in such Finish Work and such other insurance as may be required by Landlord covering the additional hazards due to such Finish Work, in each case for the benefit of Landlord and such additional parties as Landlord shall require. It shall be a condition of Landlord's approval of any plans for Tenant's Finish Work that certificates of such insurance shall have been deposited with Landlord. Prior to performing any work in the Building. Tenant shall obtain and file a statutory lien bond protecting the Building and all ownership interests therein against the imposition of liens by contractors. subcontractors, material suppliers and laborers.

     3. Tenant shall cause its employees, agents, contractors, subcontractors, material suppliers and laborers to observe and perform all of Tenant's obligations under this Lease excepting only the obligations to pay Base Rent and additional rent and other charges and excepting further other obligations the performance of which would be clearly incompatible with construction and the installation of furnishings, fixtures pursuant hereto.

E. Changes to the Work

     Changes to approved Finish Work may be made only after Landlord's approval of a written request therefor by Tenant. Landlord may, in its discretion, disapprove any proposed change which may delay the completion of Finish Work or would be inconsistent with the approved Working Drawings or with the standards for Finish Work contained in this Exhibit B.

F. Performance of Other Work

     Tenant agrees that all services and work performed on the Premises, including installation of telephone and carpeting, and delivery of materials and personal property to the Premises on behalf of or for the account of Tenant shall be performed or delivered, as the case may be, only by persons whose employment for such tasks shall not result in any work stoppage or slow-down by union members working the Building.

G. Tenant's Representative

     Tenant hereby designates Mark A. Osborne as its sole representative with respect to the matters set forth in this Work Letter and such person shall have full authority and responsibility to act on behalf of Tenant as required herein. Tenant's Architect shall not be an authorized representative of Tenant unless Tenant specifically advises Landlord in writing of such designation.


                                        Landlord:

                                        FRANKLIN FEDERAL PARTNERS

                                        By: 75 FEDERAL STREET ASSOCIATES,
                                            Partner

                                        By: [ILLEGIBLE]
                                           -------------------------
                                           General Partner
Agreed and Accepted

Tenant:                                 By: BOSTON HS ASSOCIATES,
THE HIBERNIA SAVINGS BANK                   Partner


By: [ILLEGIBLE]                         By: [ILLEGIBLE]
   ----------------------                  -----------------------
   Its President                           Authorized Representative
   hereunto duly authorized

                            EXHIBIT C TO RETAIL LEASE

                              RULES AND REGULATIONS

     RULES AND REGULATIONS. Tenant agrees to observe the rights reserved to Landlord in the Lease and agrees, for itself, its employees, agents, clients. customers, invitees and guests, to comply with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make, from time to time, for the Building.

     (a) Tenant shall always conduct its operations in the Premises under its present trade name, unless Landlord shall otherwise consent in writing, which consent shall not be unreasonably withheld.

     (b) No auction, fire or bankruptcy sales may be conducted within the Premises without the previous written consent of Landlord.

     (c) Tenant shall not use the sidewalks adjacent to the Premises or the recessed vestibules, if any, of the Premises or the entrance lobby or hallways of the Building for business purposes (including, without limitation, the distribution of handbills or advertising of any type) without the previous written consent of Landlord.

     (d) Tenant shall keep the windows of the Premises clean and shall keep the same electrically lighted during such reasonable periods of time as a majority of the retail or service tenants of the Building shall be open and, in addition, during such other reasonable periods of time as shall be determined by Landlord, provided windows of a majority of the Retail Space are kept lighted during such additional periods.

     (e) Tenant shall receive and deliver goods and merchandise only in the manner, at such times, and in such areas, as may be reasonably designated by Landlord; and all trash, refuse, and the like, shall be either (1) kept in covered cans, which cans shall be kept within the Premises at all times, and in no event stored outside of the same or
          (2) deposited in a trash compactor from time to time designated by Landlord for such purposes. Any wet refuse shall be kept in cold storage within the Premises. If provision is made by Landlord for trash removal by a contractor, Tenant agrees to use said contractor for its trash removal and to pay when due all charges at the rate established therefor from time to time, provided such rate is competitive within the area for similar services. If Tenant fails so to pay for trash removal, Landlord shall have the same remedies (even if such payment is due to such contractor and not to Landlord) as Landlord has for non-payment of rent hereunder.

     (f) Except to the extent otherwise expressly permitted herein, Tenant shall not place on the exterior of the Premises (including, but without limitation, windows, doors, and entrance lobbies) any signs whatsoever; and shall not place in the interior of the Premises any signs other than those signs (including the design, number and location of such signs and any replacements thereof) which shall first have been approved by Landlord. The signs desired by Tenant shall be indicated in Tenant's plans and


                                       C-l
          specifications to be submitted to Landlord for approval: all signs must be professionally prepared.

     (g) Tenant shall not perform any act or carry on any practice which may injure the Premises or any other part of the Building, or cause any offensive odors or loud noise (including, but without limitation, the use of loudspeakers), or constitute a nuisance or menace to any other occupant or other persons in the Building, and in no event shall any noises or offensive odors be emitted from the Premises.

     (h) The Premises (as well as all doors and entryways thereto) shall be kept open for business during the Hours of Operation.

     (i) Tenant shall at all times fully and adequately heat and/or air-condition (as the circumstances require) the Premises. In no event shall Tenant in any manner "bleed" (that is to say tap into or draw from) the heating or air-conditioning provided for the Building.

     (j) Tenant agrees that it and its employees and others connected with Tenant's operations at the Premises will abide by all reasonable rules and regulations from time to time established by Landlord by written notice to Tenant with respect to the Building. Landlord agrees that all such rules and regulations will be enforced in a non-discriminatory manner, except where differing circumstances reasonably justify differing treatment.

     (k) Tenant shall at all times provide handicapped access to and through the Premises in accordance with all applicable laws of The Commonwealth of Massachusetts and ordinances of the City of Boston, and in accordance with all directions, rules and regulations of the Building Inspector and other proper officers of the governmental agencies having jurisdiction thereover. Landlord represents that there is handicapped access to the Building through the Devonshire, Franklin and Federal street entrances.

     (l) The Tenant shall conduct Tenant's business in the Premises in such a manner that Tenant's customers and invitees shall not collect, line-up or linger outside of the Premises.

     (m) Tenant shall not use, handle or store hazardous materials or hazardous wastes in the Premises.

     (n) Tenant shall be solely responsible for all costs and expenses of security systems and/or personnel used in connection with the conduct of Tenant's business in the Premises.

                                    EXHIBIT D

                      BASE BUILDING CORE AND SHELL - RETAIL

                              75-101 FEDERAL STREET

ARCHITECTURAL

A. Demising Walls: Demising walls between adjacent retail tenants are to be constructed of drywall and metal studs taped, sanded, ready to receive finish by Tenant. Cost of constructing the demising wall is to be shared equally by the Tenant and Landlord.

B.   Flooring: Reinforced concrete. exposed construction.

C. Storefront: Storefront is No. 4 Stainless Steel with one pane of glass and aluminum doors. Details of construction are as delineated on the core and shell lobby documents produced by Kohn Pedersen Fox.

MECHANICAL

A. Sprinklers: Base building sprinkler system with provisions for approximately one sprinkler head per 225 gross square feet.

B.   HVAC: Condenser water provided to tenant demising wall.

C. Electricity: 480 Volt power is available to the Tenant in the basement electrical vault.

D.   Telephone: Tenant is to provide its own system for telephone.

     All items herein shall be provided at Landlord's sole cost and expense except to the extent provided otherwise. All items not treated herein to be provided at Tenant's sole cost and expense in accordance with the Work Letter, Exhibit B.


                                       D-l

                                    EXHIBIT E

                              MEASUREMENT STANDARDS

I. RETAIL

Total Rentable Area with respect to any premises included in Rental Space shall be the number of square feet of floor area calculated from the center line of exterior wall column lines and from the inside surface of interior walls.

II. OFFICE

Office Measurement Standards - Single Tenancy Floors. Three steps, in sequence, are to be followed to determine the Total Rentable Area: (i) compute gross area,
(ii) deduct certain areas, (iii) add applicable share of areas to be apportioned (see paragraph C. below):

     A. Cross Area: The gross area of a floor shall be the entire area within the exterior walls. If the exterior wall consists in whole or part of windows, fixed clear glass or other transparent material, the measurement along the entire such wall shall be taken to a line established by the vertical plane of the inside of the glass or other transparent material. If it consists solely of a nontransparent material, the measurement shall be taken to the inside surface of the outer building wall. If a floor has no exterior wall within the property line, measurements shall be taken to the property line. If a floor has no full-height enclosing wall, measurements shall be taken to the edge of the floor slab.

     B. Deductions from Gross Area: The following non-rentable building areas with one-half of their enclosing walls are to be deducted:

          1.   Public elevator shafts and associated elevator machine rooms.

          2.   Required egress stairways.

          3. Areas within the gross area which are to be apportioned pursuant to paragraph C below.

     C.   Areas to be apportioned ("Attributable Area"):

          1. Common facilities including without limitation, all heating, ventilating, air conditioning, mechanical, electrical, cooling tower, telephone and other service floors, rooms or areas, containing equipment or supplies (exclusive or any tenant special air conditioning or mechanical area or facilities) and all public lobbies (including monumental stair and/or escalator), loading and other common service areas, throughout and within the Building including one-half of their enclosing walls, are to be apportioned.

          2. Whenever the height of any room or space used for a heating, ventilating, air conditioning, mechanical, or electrical facility above the ground floor shall exceed the average story height in the

                                    EXHIBIT G

                             SIGN CRITERIA - RETAIL

                               101 FEDERAL STREET

     All signs erected on or in the Building by Tenant (except as provided herein) shall meet the following criteria:

A.   General Regulation:

     1. Codes, Ordinances and Approvals: The Tenant shall comply with the requirements of all applicable codes and/or governmental ordinances and, prior to erection of any sign, shall obtain all required governmental approvals. Sign construction is to be performed in compliance with the instructions; limitations and criteria established by the City of Boston and the Landlord's architect.

     2. No neon or backup signs will be permitted.

     3. Signs shall be of a quality, material, and design which is consistent with the building and building standard signage.

     4. Notwithstanding any of the above, all signage shall be professionally designed and presented for Landlord's approval. All premises signs shall be presented together as one package.

                                    EXHIBIT H

                                Security Program

     At times when the Premises are open for access by the public during Tenant's Hours of Operation from time to time, Landlord's access to the Premises shall be governed by the general provisions of the Lease. At other times, Landlord's access to the Premises shall be governed by the provisions of this Exhibit H.

     Repairs, Service and Maintenance: Repairs, service and maintenance by Landlord requiring access to the Premises shall be scheduled by Landlord with at least one business days' notice to Tenant (which may be oral or written) and Tenant shall make the premises available for such purpose and shall be entitled, at its expense, to have a representative present during the performance of any such repairs, service and maintenance.

     Tenant's Security Representative: Tenant's Authorized Representative shall, by notice to Landlord, designate a "Security Representative" and provide Landlord with the telephone number for such Security Representative. The Tenant's Security Representative ;shall be reachable by telephone in Boston and available to come to the premises at all times when the premises is not occupied by Tenant.

     Emergency: In case of emergency, Landlord may enter the Premises at any time when the premises is occupied by Tenant, but shall only enter the Premises when the Premises is not occupied by Tenant after telephoning Tenant's Security Representative and only when accompanied by Tenant's Security Representative unless Tenant's Security Representative shall fail to answer Landlord's call or to respond within a reasonable time under the circumstances, in which case, Landlord may enter the Premises without accompaniment by a representative of Tenant's security service. Nothing in this provision shall prohibit or make Landlord liable for any action of any government personnel including, without limitation, personnel from the police Department or Fire Department or for actions taken by Landlord at the direction of any such personnel.

     Security and Alarm Systems: Tenant shall be entitled to install its own electronic security and alarm systems in and for the Premises, provided that such systems shall be installed in accordance with approved Plans for Finish Work and shall be compatible with the Building electronic security and alarm systems. At no time shall Landlord de-activate Tenant's alarm system on the Premises. The parties note that entry by Landlord or any other person while Tenant's alarm system is activated will alert the Boston Police Department.

                                PARKING AGREEMENT

     Agreement dated as of December 22, 1988 between Franklin Federal Partners ("Landlord") and The Hibernia Savings Bank ("Tenant").

     Reference is made to a Lease of even date (the "Leases") between Landlord and Tenant for Premises at 101 Federal Street, Boston. Terms used herein and defined in the Lease shall have the same meaning given them therein.

     In consideration of the mutual covenants herein contained, Landlord and Tenant hereby agree as follows.

     Throughout the Term, Tenant shall have the right, during the Hours of Operation (subject to provisions of the Lease including, without limitation, provisions for interruptions due to repairs and emergencies) to use one valet parking space in the Garage. Such space may be used only by the employees and invitees of Tenant's business on the Premises and by no other persons. Such use of parking space shall be on a non-reserved basis. Tenant shall pay for such space at the then current prevailing monthly rate for parking spaces in the Garage. Such payments shall constitute additional rent for purposes of the Lease. A posting of the monthly rate in the Garage shall be notice to the Tenant of the current prevailing rate. If Tenant discontinues use of such space, Tenant's rights with respect to such space shall cease. Payments hereunder shall be made at the places and times and subject to the conditions specified for payments of Base Rent in Paragraph 4 of the Lease, or at such other places and times as Landlord shall specify in writing. To the extent applicable to Tenant's use of and conduct in the Garage, the provisions of the Lease shall apply, including rules and regulations from time to time promulgated by Landlord and including the provisions of Paragraph 35 of the Lease.

     This Agreement shall terminate upon the expiration or earlier termination of the Lease or upon the earlier breach by Tenant of any of its covenants under the Agreement.

     Executed to take effect as a sealed instrument.

                                        FRANKLIN FEDERAL PARTNERS
                                        Landlord

                                        By: 75 FEDERAL STREET ASSOCIATES,
                                            PARTNER
                                            [ILLEGIBLE]
                                            -----------------------------
                                            General Partner

                                        By: BOSTON HS ASSOCIATES, PARTNER


                                        By: [ILLEGIBLE]
                                            -----------------------------
                                            Authorized Representative


                                        THE HIBERNIA SAVINGS BANK
                                        Tenant


                                        By: [ILLEGIBLE]
                                            -----------------------------
                                        Its:____________________________
                                            hereunto duly authorized

                                        By: BOSTON HS ASSOCIATES, PARTNER


                                        By: [ILLEGIBLE]
                                            ---------------------------------
                                            Authorized Representative


                                        Tenant

                                        THE HIBERNIA SAVINGS BANK

                                        By: [ILLEGIBLE]
                                            ---------------------------------

                                            its ______________________
                                            hereunto duly authorized


                        THE COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, ss.                                   __________________________ , 1988

     Before me personally appeared ___________________________ and acknowledged the foregoing instrument to be his/her free act and deed.


                                        ___________________________________
                                        Notary Public

                                        My commission expires:


                        THE COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, ss.                                                  December 23, 1988

     Before me personally appeared Mark A. Osborne, President of The Hibernia Savings Bank and acknowledged that he executed the foregoing instrument as his/her free act and deed in such capacities and as the free act and deed of such corporation.

                                        ___________________________________
                                        Notary Public

                                        My commission expires: 2/19/93


                                       -2-